U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              FORM 8-K

                        Current Report Pursuant
                     To Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


  Date of Report (Date of Earliest Event Reported)  June 10, 1999
                                                    -------------

                        Blue Fish Clothing, Inc.
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       (Exact Name of Registrant as Specified in its Charter)

                             Pennsylvania
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             (State or Other Jurisdiction of Incorporation)

       1-14078                                    22-2781253
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(Commission File Number)                  (I.R.S. Employer I.D. No.)

          No. 3 Sixth Street, Frenchtown, New Jersey 08825
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     (Address of Principal Executive Offices, Including Zip Code)

                           (908) 996-3844
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        (Registrant's Telephone Number, Including Area Code)

                           Not Applicable
     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)




Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------


         The Registrant (and the predecessor of the Registrant) engaged Arthur Andersen LLP as its independent accountant and to audit its financial statements for the years ended December 31, 1993 through December 31, 1997. As a result of a mutual decision between the Registrant and Arthur Andersen LLP, the Registrant dismissed Arthur Andersen LLP on June 10, 1999, effective as of such date. On June 6, 1999, effective as of June 10, 1999, the Audit Committee of the Board of Directors and the Board of Directors of the Registrant appointed Amper, Politziner & Mattia as its independent accountant to succeed Arthur Andersen LLP. The Registrant has not consulted with Amper, Politziner & Mattia during the past two fiscal years concerning the application of accounting principles or any issues relating to accounting, auditing or financial reporting.

         The report of Arthur Andersen LLP on the financial statements of the Registrant for the years ended December 31, 1996 and 1997 contained an explanatory paragraph regarding the Registrant's ability to continue as a going concern.

         During the two year period ended December 31, 1997 and preceding the resignation of Arthur Andersen LLP and the engagement of Amper, Politziner & Mattia, there was no disagreement with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure (which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report).

         During the two year period ended December 31, 1997 and all subsequent interim periods preceding the dismissal of Arthur
Andersen LLP and the engagement of Amper, Politziner & Mattia, Arthur Andersen LLP had not advised the Company (i) that internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to Arthur Andersen LLP's attention that led it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management; (iii) of the need for significant expansion of the scope of Arthur Andersen LLP's audit or that information had come to its attention that, if further investigated may have (A) materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (B) caused it to be unwilling to rely on management's representations or to be associated with the Registrant's financial statements; or (iv) that information had come to Arthur Andersen LLP's attention that it had concluded materially impacted the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

         The decision to change accountants was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Registrant has authorized Arthur Andersen LLP to respond fully to the inquiries of Amper, Politziner & Mattia concerning the subject matter disclosed herein.

         A letter from Arthur Andersen LLP concerning its agreement or disagreement with the disclosures made in this Report on Form 8-K will be filed as required by Item 304(a)(3) of Regulation S-K promptly upon receipt by the Registrant.



Item 5.  Other Events.
         ------------

         The Registrant has not filed its annual report on Form 10-KSB for the year ended December 31, 1998 or its quarterly report on Form 10-QSB for the quarter ended March 31, 1999 due to cash flow problems. It expects to complete its annual audit soon after the review of its files by Amper, Politziner & Mattia. As soon as possible thereafter, the Registrant will file said annual report on Form 10-KSB as well as its quarterly report on Form 10-QSB for the quarter ended March 31, 1999.



Item 7.  Exhibits.
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         16.1   Letter from Warner & Stackpole LLP to Arthur Andersen
                LLP requesting they furnish the Registrant with a letter addressed to the Securities and Exchange
                Commission stating whether they agree with the statements made by the Registrant in this Current
                Report on Form 8-K.






                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BLUE FISH CLOTHING, INC.



Date:  June 15, 1999               By: /s/ Jennifer Barclay
                                       ----------------------------
                                       Jennifer Barclay
                                       Chairman